***** Confidential Treatment has been requested for portions of this agreement. The copy filed herewith omits information subject to the confidential treatment request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.


                                                                    EXHIBIT 10.1

                          TECHNOLOGY LICENSE AGREEMENT

        THIS TECHNOLOGY LICENSE AGREEMENT (the "Agreement") is made and entered into as of March 28, 2001 (the "Effective Date"), by an among Inktomi Corporation, a Delaware corporation, with its principal place of business at 4100 East Third Avenue, Foster City, CA 94404 ("Licensor"), and e-centives, Inc., a Delaware corporation, with its principal place of business at 6901 Rockledge Drive, 7th Floor, Bethesda, MD 20817 ("Licensee").

        WHEREAS, the Licensee and the Licensor are parties to that certain Asset Purchase Agreement dated as of January 18, 2001 (the "Purchase Agreement"), pursuant to which Licensor has agreed to sell to Licensee certain software and other assets related to Licensee's Commerce Product Business (as defined in the Purchase Agreement), and to license to Licensee the source code of Licensor's search solutions technology and related materials that are actively used in both the Commerce Product Business and Licensee's other business;

        WHEREAS, Licensor is duly qualified and authorized to grant such license(s) and to provide related maintenance services and Licensee desires to obtain such a license and receive such maintenance services; and

        WHEREAS, it is a condition to closing the Purchase Agreement that Licensor enter into this Agreement.

        NOW, THEREFORE, in consideration of the mutual promises and obligations set forth herein, the parties hereto agree as follows:

1       DEFINITIONS

        When used herein with initial capitalizations, whether in the singular or in the plural, the following terms shall have the following meanings:

        "Commerce Engine" means that software and related technology and documentation assigned to Licensee by Licensor pursuant to the Purchase Agreement, including any future enhancements, modifications, and upgrades made by Licensee to the Commerce Engine. Commerce Engine does not include the Software or the Zeta Software.

        "Commerce Product Software" means a software program or programs, that is licensed and/or distributed externally as a licensed software product that primarily provides commerce functionality or are primarily related to commerce. Commerce Product Software includes Rockslide.

        "Documentation" means all written materials (to the extent such written materials exist) relating to the Licensee's use, installation or operation of the Search Solutions Software, the IDP Proxy Software, and the Zeta Software in connection with the Commerce Products Business or any Modification, Enhancement or Update to either of the foregoing provided in accordance with this Agreement, including, but not limited to, the application program interface and other materials identified in Exhibit A, and any user manuals and documentation; training manuals, documentation and lesson plans; program specifications; and materials; file layouts and data models; design documents and specifications and any other materials prepared in connection with any software Modification, Enhancement or Update; any materials pertaining to the features, use, functioning and operation of the software; implementation plans

***** Confidential Treatment has been requested for portions of this agreement. The copy filed herewith omits information subject to the confidential treatment request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.


and other documentation developed in connection with software installation planning and acceptance or other test plans and documentation. Documentation does not include: (i) any code of (a) the Search Solutions Software, (b) the IDP Proxy Software, (c) the Zeta Software, or any (d) Modification, Enhancement or Update to either of the foregoing; or (ii) the IDP.

        "Enhancements" means any program, any part thereof, or any materials that improves, adds to, or expands the capabilities and functionality of the Licensed Technology. Enhancements do not include Modifications or Upgrades.

        "IDP" means the Inktomi Data Protocol that is utilized to communicate with the Software, the specification for which is referenced on Exhibit A.

        "IDP Proxy Software" means Licensor's IDP proxy technology software that is utilized in the Commerce Product Business as of the Effective Date, in both source code and executable code format, identified on Exhibit A, and all Enhancements or Upgrades thereto.

        "Intellectual Property" or "Intellectual Property Rights" has the meaning set forth in the Purchase Agreement.

        "Licensed Technology" means the Search Solutions Software, the IDP Proxy Software, the Zeta Software, IDP, and the Documentation.

        "Maintenance and Support Services" means the full complement of tasks and activities which Licensor is required to provide under Section 8 of this Agreement with respect to the Licensed Technology.

        "Modification" means those additions, changes, and modifications to the functionality of the Licensed Technology which have been requested by the Licensee and which will be provided by the Licensor under this Agreement. "Modifications" do not include error corrections, bug fixes, patches, updates, revised versions, new releases, Enhancements or Upgrades to the Licensed Technology.

        "Rockslide" means the productized version of the Commerce Engine which would be licensed and/or distributed externally as a licensed software product.

        "Search Solutions Software" means Licensor's search solutions technology software that is utilized in the Commerce Product Business as of the Effective Date, in both source code and executable code format, identified on Exhibit A, and all Enhancements or Upgrades thereto.

        "Software" means the IDP Proxy Software and the Search Solutions
Software.

        "Upgrades" means improvements, error corrections, bug fixes and/or patches in the Licensed Technology which relate to operating performance, but do not change the basic function of the Licensed Technology. Upgrades do not include Modifications or Enhancements.

        "Zeta Software" means Licensor's reporting solutions technology software utilized as part of the Commerce Product Business as of the Effective Date, in both source and executable code format identified on Exhibit A, and all Enhancements or Upgrades thereto.

                                       2
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***** Confidential Treatment has been requested for portions of this agreement.
The copy filed herewith omits information subject to the confidential treatment request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.


2       LICENSE GRANT

        2.1 Software/Commerce Engine Grant. Licensor hereby grants to Licensee a nonexclusive, royalty-free, fully-paid up, perpetual, irrevocable, worldwide, sublicensable right and license to use and copy the executable code of the Software or any modifications or derivative works developed pursuant to this Agreement for the purpose of the Licensee or authorized sublicensee internally using, having third parties use in an application service provider ("ASP") environment, installing, maintaining, modifying, enhancing, supporting, and exploiting the operation of the Commerce Engine and making a reasonable number of copies (not to exceed five (5), without the prior written consent of Licensor) of the executable code versions of the Software for archival purposes. Licensee shall not allow third parties it allows to access the Commerce Engine in an ASP environment to have direct access to the Software. Licensee's rights to sublicense the Software shall be conditioned as follows: (i) the Software will be licensed with terms including those comparable to: (a) the License Grant (Section 2); (b) the Confidentiality Section (Section 12); and (c) the non-compete restrictions set forth in the Purchase Agreement (collectively "Required Terms"); and (ii) Licensee shall be responsible for any uncured, material breach by any sublicensee of the Required Terms if such breach involves the Software sublicensed to such sublicensee by Licensee.

        2.2 Zeta Software Grant. Licensor hereby grants to Licensee a nonexclusive, royalty-free, fully-paid up, perpetual, irrevocable, worldwide right, and license to use, sublicense and copy the executable code of Zeta Software or any modifications or derivative works developed pursuant to this Agreement for the purpose of using, installing, maintaining, modifying, enhancing, supporting, and exploiting the operation of Licensee's business, subject to the non-compete restrictions set forth in Section 6(d) of the Purchase Agreement; and further, making a reasonable number of copies of the executable code versions of the Zeta Software for archival purposes. Licensee's rights to sublicense the Zeta Software shall be conditioned as follows: (i) the Zeta Software will be licensed pursuant to the limitations of this Agreement and non-compete restrictions set forth in Section 6(d) of the Purchase Agreement; and (ii) Licensee shall use commercially reasonable efforts to enforce all such obligations of such sublicensee(s) to the extent it relates to the Zeta Software sublicensed to such sublicensee by Licensee.

        2.3 Distribution Rights.

                2.3.1 Licensee shall, in connection with the operation of the Commerce Engine, subject to the non-compete restrictions set forth in Section 6(d), have the right: (i) to duplicate and distribute the executable code versions of the Software for use at as many of the Licensee's, or any third-party's, facilities and on as many of the Licensee's, or third-party's, owned, leased, or controlled central processing units as the Licensee desires; and (ii) to use independent contractors and consultants in the installation, use and/or copying of the Software contemplated in Section 2.1 above.

                2.3.2 Licensee shall, in connection with the operation of Licensee's business, subject to the non-compete restrictions set forth in
Section 6(d) of the Purchase Agreement, have the right: (i) to duplicate and distribute the executable code versions of the Zeta Software for use at as many of the Licensee's, or any third-party's, facilities and on as many of the Licensee's, or third-party's, owned, leased, or controlled central processing units as the Licensee desires; and (ii) to use independent contractors and consultants in the installation, use and/or copying of the Zeta Software contemplated in Section 2.2 above.


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***** Confidential Treatment has been requested for portions of this agreement.
The copy filed herewith omits information subject to the confidential treatment request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.


                2.3.3 Licensee shall have the right, in connection with the distribution licenses set forth in Section 2.3.1 and 2.3.2 above, to duplicate, modify, and distribute the applicable end user portions of the related Documentation as mutually agreed by the parties, which agreement will not be unreasonably withheld or delayed.

        2.4 Software/Commerce Product Software Grant. Licensor hereby grants to Licensee a nonexclusive, royalty-free, fully-paid up, irrevocable, perpetual, worldwide right and license to use, copy, display, perform, distribute and license to Licensee's end-user customers in executable code format the Software (and related Documentation) and any derivative work of the Software developed by Licensee in connection with Licensee's exploitation of Commerce Product Software solely to the extent that: (i) the Software is distributed only as embedded in the Commerce Product Software with no more than indirect access to the Software;
(ii) the Software is not a separately identified or accessible component of Commerce Product Software; (iii) the Software is not separately licensed or distributed; (iv) the Software is only utilized to provide product search functionality within Commerce Product Software; (v) the Software is licensed pursuant to terms which prohibit the reverse engineering, decompilation or other activities utilized to discern the source code or functionality of the Software; and (vi) in such licensing and/or distribution of the Software, customers are not provided a copy of IDP or direct access to IDP.

        2.5 IDP. Licensor hereby grants to Licensee a non-exclusive, royalty-free, fully-paid-up, irrevocable, perpetual, worldwide right and license to utilize (a) IDP in connection with the exercise of Licensee's rights pursuant to Sections 2.1 and/or 2.4, provided, that, Licensor shall only disclose IDP to employees and/or third party contractors: (i) who have a need to access or know IDP in connection the exploitation of the rights contemplated under this Section 2.5; and (ii) who are bound in writing to maintain the confidentiality of IDP in at least the same manner as Licensee utilizes to maintain its own source code information or (b) duplicate and distribute that portion of the IDP necessary for end users to use the Commerce Product Software as mutually agreed by the parties, which agreement shall not unreasonably withheld or delayed.

        2.6 Source Code Rights.

                2.6.1 Software. Licensor hereby grants to Licensee a non-exclusive, royalty-free, fully-paid up, irrevocable, perpetual, worldwide right and license to reference and/or modify the source code versions of the Software solely in connection with future development, use, and maintenance of the Commerce Engine and/or development, use, and maintenance of Commerce Product Software.

                2.6.2 Zeta Software. Licensor hereby grants to Licensee a non-exclusive, royalty-free, fully-paid up, irrevocable, perpetual, worldwide right and license to reference and/or modify the source code versions of the Zeta Software in connection with future development, use, and maintenance of the Zeta Software for Licensee's business, subject to the non-compete restrictions set forth in Section 6(d) of the Purchase Agreement.

                2.6.3 Limitations. Licensee, with regard to any source code of the Search Solution Software shall, in addition to any obligations set forth in
Section 12: (i) maintain the source code in a manner comparable to Licensee's own most valuable trade secret information; and (ii) maintain not more than three (3) copies of the source code in electronic or hard copy form; (iii) maintain any copies of source code in a secure facility, in which access to such facility and source code is logged, and that is only accessible by personnel who meet the criteria set forth in this Section 2.6.3; (iv) load the source code only


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***** Confidential Treatment has been requested for portions of this agreement.
The copy filed herewith omits information subject to the confidential treatment request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.


onto computers that are password and user id protected in a manner that permits Licensee to track all users who access or attempt to access the computer, and that are only accessible by Licensee's authorized personnel (as described in this Section 2.6.3); and (v) only permit Licensee's employees and third party contractors to access the source code who are: (a) required to access the source code solely in connection with supporting Licensee's use and maintenance of the Licensed Technology in accordance with the terms of this Agreement; and (b) bound in writing to maintain the confidentiality of the source code in at least the same manner as Licensee utilizes to maintain its own source code information.

        2.7 Trade Secret License. Licensor grants to Licensee a non-exclusive, royalty-free, fully-paid-up, perpetual, irrevocable, worldwide right and license to utilize any trade secrets incorporated in the Software and the Zeta Software solely as such trade secrets are incorporated and/or utilized in the Software and/or the Zeta Software. Nothing under this Section 2.7 shall be deemed to grant any right or licenses in and to any or all patents and/or patent applications of Licensor. The preceding sentence shall not limit the license rights granted in the other provisions of this Agreement.

        2.8 Reservation. Licensor reserves all rights in the Licensed Technology not explicitly granted herein, and no license shall be implied in connection this Agreement. Licensee shall include, without modification, any proprietary notice or stamp that has been affixed by Licensor on all copies it makes of the Licensed Technology and Documentation.

3       TERM OF LICENSE

        The term of the licenses granted pursuant to Section 2 shall begin on the Effective Date and be perpetual, unless terminated in accordance with
Section 13 below.

4       FEES

        4.1 Generally. There shall be no additional consideration other than that provided in the Purchase Agreement for the licenses granted to Licensee herein.

        4.2 Maintenance, Upgrades and Support Services. All charges for Maintenance and Support Services are set forth in Section 8, and shall be invoiced to Licensee at the beginning of the chargeable maintenance period. Payment is due within sixty (60) days of the invoice date.

        4.3 Incorrect Invoices. Licensee at its option may refuse payment on any incorrect invoice, and may do so with no penalty, provided the Licensee notifies Licensor within sixty (60) days of receipt of an incorrect invoice. Licensee may elect to modify an invoice so that it is correct and pay it without forfeiting its right to exercise nonpayment of incorrect invoices; however, Licensee is under no obligation to modify an invoice and pay said corrected amounts. Licensor shall issue corrected invoices or credits to correct invoicing errors.

        4.4 Credits. Any credits due Licensee shall be applied by Licensor against Licensor's invoices with appropriate information shown thereon or attached. Any credits due Licensee that are not applied against Licensor's invoices for any reason shall be paid to Licensee by Licensor within thirty (30) days after request from Licensee. If the Licensee has not received such credits within sixty (60) days of request, then Licensee may deduct such credits from any other amounts owed to Licensor.

                                       5
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***** Confidential Treatment has been requested for portions of this agreement.
The copy filed herewith omits information subject to the confidential treatment request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.


        4.5 Taxes. Any taxes associated with this Agreement shall be paid by the parties pursuant to the Purchase Agreement.

5       DELIVERY, SOURCE CODE ESCROW, AND INSTALLATION

        5.1 Delivery. On or before the Closing (as defined in the Purchase Agreement), Licensor shall deliver to Licensee the IDP Proxy Software and the Zeta Software, in each case in both source code and executable code formats, the executable code format of the Search Solutions Software, the specification for IDP and the Documentation, all in a form and/or manner mutually agreed upon by the parties. At any time after the Closing, upon Licensee's written request, Licensor shall deliver to Licensee the source code format of the Search Solutions Software.

        5.2 Search Solutions Software Source Code Delivery. At Licensee's written request, Licensor will deliver the source code for the Search Solutions Software then in use by Licensee to: (i) Licensee; or (ii) a third party software escrow company mutually agreed upon by the parties ("Escrow Company"). If Licensee requests that the source code of the Search Solutions Software be delivered to an Escrow Company, the parties will enter into a three-party software escrow agreement with terms including: (a) that the source code of the Search Solutions Software will be released to Licensee upon Licensee's written request; (b) that Licensee will bear the cost of maintaining the source code escrow; (c) that to the extent Licensee fails to pay (and fails to cure such default payment) for the source code escrow in accordance with (b), the source code for the Search Solutions Software will be released to Licensor; (d) Licensor will be obligated to provide updates to the escrowed source code in accordance with its obligations under this Agreement; and (d) other mutually agreed upon terms. If Licensee requests that Licensor enter into an source code escrow relationship and subsequently enters into the escrow agreement, Licensor shall deliver the source code for the Search Solutions Software to the Escrow Company in accordance with the terms of this Section 5.2 and the escrow agreement entered into by the parties.

        5.3 Installation. If requested by Licensee, Licensor shall assist on a consulting basis, with on-site installation support for the Software. Any installation support provided pursuant to this Section shall be provided pursuant to Section 8.

6       INTENTIONALLY LEFT BLANK

7       OWNERSHIP

        7.1 By Licensor. Subject to the license rights granted herein, Licensor retains ownership of the Licensed Technology, Upgrades and/or Enhancements and any derivative works (excluding changes owned by Licensee pursuant to Section
7.2 or as otherwise provided in any written agreement between the parties) to any of the foregoing, including all Intellectual Property rights therein.

        7.2 By Licensee. Subject to Licensor's rights in the Licensed Technology as delivered to Licensee and as set forth in Section 7.1, Licensee shall own only the changes to the Licensed Technology that Licensee makes or has made pursuant to Section 2 of this Agreement, including all Intellectual Property rights therein. Except as set forth in the preceding sentence, nothing in this
Section 7.2 shall be deemed to grant Licensee any ownership rights in any Licensed Technology, Upgrades and/or Enhancements or any derivative work of the Licensed Technology, Upgrades and/or Enhancements. Licensor shall have no liability or obligation to Licensee with respect to (or where the purported liability

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***** Confidential Treatment has been requested for portions of this agreement.
The copy filed herewith omits information subject to the confidential treatment request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.


or obligation would not have arisen but for) any Licensee designed or coded modifications to the Licensed Technology.

8       MAINTENANCE AND SUPPORT SERVICES

        8.1 Maintenance and Support. Licensor shall provide to Licensee technical support for the Licensed Technology using experienced and qualified personnel. The nature of such maintenance and support services shall include, at Licensee's request and without limitation: (i) answering technical, installation or operational questions regarding the Software, Zeta Software and/or IDP; and
(ii) providing development support for the Software or Zeta Software. Licensee acknowledges that most of Licensor's personnel who developed and support the Zeta Software are likely to be employed by Licensee. As a result, Licensee acknowledges that Licensor's ability to maintain, develop and provide support for Zeta Software is dependant upon Licensor having qualified personnel to maintain, develop and provide support for Zeta Software, which Licensor shall have no obligation to maintain. Technical, installation or operations questions and/or support shall be available via telephone, fax, or e-mail during the Licensor's regular business hours of 9AM-5PM PST, excluding Licensor holidays, or on-site at Licensee's reasonable request, and as mutually agreed, and provided, that, Licensee pays Licensor's reasonable and documented travel and living expenses related to the provision of such on-site support. Licensee may request up to twenty (20) hours of support per calendar quarter, of which up to ten (10) unused hours may be carried forward to the next calendar quarter (collectively "Allotted Support Hours"). Licensor, in the exercise of its commercially reasonable discretion, may refuse requests to further develop and/or enhance the Software, the Zeta Software and/or IDP in excess of such Allotted Support Hours. Licensee shall use commercially reasonable efforts to ensure that any technical support requests are made by experienced and qualified personnel who have experience with utilizing the Licensed Technology. Licensor shall also at least twice per year provide Licensee with updates, Upgrades and/or Enhancements to the Software (which will include source code and executable code, except that it will only include executable code with respect to the Search Solutions Software unless otherwise requested by Licensee in writing). Licensor shall provide Licensee with an executive level contact to which Licensee can escalate urgent support and/or maintenance concerns, and meet with Licensee, at Licensee's request, at least once per quarter to discuss any maintenance and support concerns. Licensor may modify such executive level contact by providing Licensee written notice. Licensor shall respond to, and use its reasonable efforts to correct, any material problems or errors identified by Licensee in a reasonably prompt manner consistent with: (i) the severity of such problem or error; and (ii) the obligations set forth in this Section 8.1.

        8.2 Maintenance and Support Fees. The annual maintenance and support fee for the services set forth in Section 8.1 shall be $***** plus reasonable travel and living expenses, as previously approved by Licensee (as set forth in Section 8.1) for the Allotted Support Hours. Any support requested in excess of the Allotted Support Hours per calendar quarter shall be billed at $**** per hour.

        8.3 Term of Maintenance and Support. Licensor shall provide the Maintenance and Support Services set forth in this Section 8, for a period of two (2) years from the Effective Date. Upon expiration or termination of the Maintenance and Support Services, any unused Allotted Support Hours shall expire. After termination of the two (2) year period, the parties will negotiate in good faith to continue maintenance and support on terms mutually agreed upon by the parties.

9       PROFESSIONAL SERVICES

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***** Confidential Treatment has been requested for portions of this agreement.
The copy filed herewith omits information subject to the confidential treatment request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.


        After the first two (2) years of this Agreement, upon mutual agreement by Licensee and Licensor, Licensor shall develop any Modifications reasonably requested by Licensee at prices and on terms and conditions to be mutually agreed upon by the parties.

10      WARRANTIES

        10.1 Zeta Software. The parties agree that, notwithstanding anything to the contrary in this Agreement, the representations, warranties and covenants set forth in the Purchase Agreement shall apply solely to the Zeta Software as if the Zeta Software were a Transferred Intellectual Property (as defined in the Purchase Agreement), provided, however, that Licensee shall have no liability with respect to the Zeta Software whatsoever except with respect to the non-competition restrictions set forth in the Purchase Agreement.

        10.2 Ownership of Non-Zeta Technology. Except with regard to third party software, if any, incorporated into Non-Zeta Software (as defined below) Licensor warrants that it is either originally developed, or the legal owner of the Licensed Technology and IDP and all related Documentation other than the Zeta Software (the "Non-Zeta Technology"), and with respect to third party software, if any, incorporated into the Non-Zeta Technology, has sufficient rights and authority to grant Licensee the rights granted hereunder.

        10.3 Non-Infringement of Non-Zeta Technology. Licensor warrants that the Non-Zeta Technology provided hereunder does not infringe upon or violate any third party patent, copyright, trade secret, or trademark. Licensor further represents and warrants that, as of the Effective Date, there are no actual or threatened suits by any third parties based upon an alleged violation by Licensor of any such rights.

        10.4 No Disabling Devices in Non-Zeta Technology. Licensor warrants that it has used industry standard virus checking techniques to successfully test the Non-Zeta Technology to determine if it contains any software viruses, time bombs, logic bombs, trojan horses, trap doors or other malicious computer instructions, intentional devices or techniques that can or were designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable or shut down a computer system or any component of such computer system, including its security or user data (hereinafter "Disabling Devices"). Licensor further warrants that upon completion of such techniques that no Disabling Devices were found. Upon Licensee's request, Licensor shall provide a master copy of the Non-Zeta Technology to Licensee for comparison with and correction of the Non-Zeta Technology in Licensee's custody or possession.

        10.5 Software. Licensor warrants that the versions of the Software provided by Licensor to Licensee pursuant to this Agreement are substantially similar to the search software Licensor provides as part of Licensor's Internet search services business.

        10.6 Disclaimer. Except as explicitly set forth in this Agreement, the Licensed Technology is provided "AS IS" with no warranties of any kind, express or implied. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LICENSOR DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT WITH REGARD TO THE LICENSED TECHNOLOGY.

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***** Confidential Treatment has been requested for portions of this agreement.
The copy filed herewith omits information subject to the confidential treatment request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.


11      INTELLECTUAL PROPERTY INDEMNIFICATION

        11.1 Indemnification. Licensor shall defend, indemnify and hold harmless Licensee, its officers, agents, employees, assigns, and successors in interest, or any of them, from and against all liability, damages, costs, losses, claims, demands, attorneys' fees, and expenses, or any of them, that arise out of or incur as a result of any third party claim that the Non-Zeta Technology infringes or violates a third party patent, copyright, trademark or misappropriates a third party trade secret. In the event that any portion of the Non-Zeta Technology is determined, or in Licensor's judgment is likely to be determined, by a court of competent jurisdiction to infringe the a third party patent, copyright, trademark or misappropriate a third party trade secret, or if use of any portion of the Non-Zeta Technology is legally enjoined based upon a claim of infringement, Licensor shall, at its election and at is sole expense:
(a) procure on Licensee's behalf the right to continue using the Non-Zeta Technology in accordance with the terms of this Agreement; (b) replace the Non-Zeta Technology with non-infringing material capable of providing utility equivalent to that required under this Agreement; or (c) modify the Non-Zeta Technology to render it non-infringing.

        11.2    Procedure. Licensor's indemnification obligations set forth in
Section 11.1 shall be contingent upon: (i) Licensor promptly notifying Licensee of any such claim and provide reasonably requested assistance in Licensee's defense of such claim at Licensee's expense; and (ii) Licensee tendering complete control over the defense and settlement of any such claim to Licensor.

12      CONFIDENTIAL INFORMATION

        12.1 The parties hereto agree to be subject to all terms and conditions of that certain Mutual Confidentiality and Disclosure Agreement dated November 27, 2000 ("NDA") in connection with all Confidential Information (as defined in the "NDA" and modified herein) contemplated under this Agreement.

        12.2 Confidential Information. In addition to that definition provided in the NDA, "Confidential Information" shall include the source code format of the Licensed Technology, IDP and any non-public, proprietary or confidential information which has been identified in writing as being proprietary or confidential, or if disclosed orally, identified as being proprietary or confidential at the time of disclosure and which is provided by one party to the other party pursuant to this Agreement.

        12.3 Source Code for Search Solutions Software. In the event the source code of the Search Solutions Software is placed in the public domain by a third party who was not authorized or licensed by Licensor to make such public disclosure, then such disclosure will not be deemed to create an exception to Licensee's confidentiality obligations regarding such source code under the NDA.

13      DEFAULT AND TERMINATION

        13.1 Licensor's Rights. In the event that Licensee materially breaches a material term or condition of this Agreement, and fails to cure that breach within a thirty (30) day period after receiving written notice from Licensor of such breach (or such longer period as is reasonable if Licensee has in good faith undertaken to effect such cure), Licensor may seek, as its sole and exclusive remedy, injunctive relief or damages from Licensee for such material uncured breach. In the event of a material

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***** Confidential Treatment has been requested for portions of this agreement.
The copy filed herewith omits information subject to the confidential treatment request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.


breach by Licensee of the Search Solutions Software source code licenses granted under Section 2.6.1 or confidentiality obligations relating to the Search Solutions Software source code under Section 12, that Licensee fails to cure within a five (5) business day period after receiving written notice from Licensor of such breach, Licensor may, in addition to any remedies at law or in equity other than termination, seek immediate injunctive or other equitable relief. In no event may Licensor terminate this Agreement.

        13.2 Licensee's Rights. Licensee may terminate this Agreement at any time by giving written notice to Licensor, in which case Licensee shall return the Software and Documentation to Licensor. Licensor acknowledges that in the case of its breach hereunder, the resulting damage to Licensee may be substantial, and difficult, if not impossible, to determine. Licensee shall thus, in addition to any other remedies at law or in equity, be entitled to immediate injunctive or other equitable relief, including specific performance of Licensor's obligations under this Agreement.

        13.3 Effect of Termination. Sections 7, 11, 12, 13.3, 14, and 15 shall survive termination or expiration.

14      LIMITATION OF LIABILITY

        14.1 GENERALLY. EXCEPT AS OTHERWISE SET FORTH IN SECTION 14.2, THE PARTIES AGREE THAT, ANY BREACHES OF CONTRACT, REPRESENTATION, WARRANTY OR COVENANT IN THIS AGREEMENT BY LICENSOR WILL BE SUBJECT TO THE PROCEDURES SET FORTH IN SECTION 8 OF THE PURCHASE AGREEMENT AS IF IT WERE A BREACH OF A REPRESENTATION, WARRANTY OR COVENANT OF THE PURCHASE AGREEMENT; PROVIDED, THAT, FOR PURPOSES OF THIS AGREEMENT, THE DEDUCTIBLE ASSOCIATED WITH A CLAIM MADE PURSUANT TO THIS SECTION 14.1 WILL BE WAIVED.

        14.2 LICENSOR'S INDEMNIFICATION LIABILITY. LICENSOR'S TOTAL CUMULATIVE LIABILITY UNDER THIS AGREEMENT UNDER THE INDEMNITY OBLIGATIONS OF
SECTION 11 SHALL NOT EXCEED ***** DOLLARS ($*****).

        14.3 LICENSEE'S GENERAL LIABILITY/EXECUTABLE CODE LIABILITY. EXCEPT FOR UNCURED MATERIAL BREACHES BY LICENSEE OF ITS OBLIGATIONS RELATING TO THE SOURCE CODE OF THE SEARCH SOLUTIONS SOFTWARE, LICENSEE'S TOTAL CUMULATIVE LIABILITY UNDER THIS AGREEMENT FOR UNCURED MATERIALS BREACHES BY LICENSEE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, AND/OR RELATING TO EXECUTABLE CODE OF THE LICENSED TECHNOLOGY OR IDP SPECIFICATION SHALL NOT EXCEED ***** DOLLARS ($*****).

        14.4 LICENSEE'S SOURCE CODE LIABILITY. LICENSEE'S TOTAL CUMULATIVE LIABILITY UNDER THIS AGREEMENT FOR ANY REASON, INCLUDING, WITHOUT LIMITATION, UNCURED MATERIAL BREACHES BY LICENSEE OF ITS OBLIGATIONS RELATING TO THE SOURCE CODE OF THE SEARCH SOLUTIONS SOFTWARE, SHALL NOT EXCEED ***** DOLLARS ($******).

        14.5 SOURCE CODE LIABILITY LIMITATION. NOTWITHSTANDING ANYTHING TO THE CONTRARY, IN NO EVENT SHALL LICENSEE HAVE ANY LIABILITY WITH RESPECT TO THE SOURCE CODE OF THE SEARCH SOLUTIONS SOFTWARE UNTIL SUCH TIME AS LICENSEE RECEIVES A COPY OF THE SOURCE CODE FOR THE SEARCH SOLUTIONS SOFTWARE PURSUANT TO SECTIONS 5.2 OR 8.1 OR ABOVE.

15      MISCELLANEOUS

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***** Confidential Treatment has been requested for portions of this agreement.
The copy filed herewith omits information subject to the confidential treatment request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.


        15.1 Independent Contractors. All persons employed by Licensor in performance of services hereunder shall be under the sole and exclusive direction and control of Licensor and for no purpose shall they be considered the employees of Licensee. Licensor shall remain at all times an independent contractor and shall be responsible for and shall promptly pay all federal, state, and municipal taxes, chargeable or assessed with respect to its employees, including, but not by way of limitation, social security, unemployment, federal, and state withholding, and other taxes.

        15.2 Force Majeure. Neither party shall be responsible for delays or failures in performance resulting from acts beyond their control. Such acts shall include, but not be limited to, acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes, or other disasters.

        15.3 Amendments, Modifications, or Supplements. Amendments, modifications, or supplements, hereinafter "changes" to this Agreement are permitted, provided (a) changes shall be in writing signed by the authorized representatives of both parties; (b) changes shall reference this Agreement and identify the specific articles or paragraphs contained herein which are amended, modified, or supplemented; and (c) changes which add to or which conflict with this Agreement shall be incorporated into this Agreement by adding or revising the affected pages of this Agreement. The term "this Agreement" as used herein shall be deemed to include any future amendments, modifications, and supplements made in accordance herewith.

        15.4 Assignment. Subject to the terms of the Purchase Agreement, neither party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned, or delayed, except in the case of a merger, acquisition, or sale of all, or substantially all, of the assets (pertaining to the subject matter of this Agreement) of such party, in which case only notice is required.

        15.5 Entire Agreement. This Agreement and those other documents attached hereto or incorporated by reference, including the Purchase Agreement, constitute the entire agreement between the parties with respect to the subject matter contained herein, superseding all previous agreements pertaining to such subject matter, and may be modified only by an amendment executed in writing by both parties hereto. Notwithstanding anything to the contrary, this Agreement is subject to the non-competition terms of the Purchase Agreement.

        15.6 Signing Authority. EACH PARTY HEREBY WARRANTS AND REPRESENTS THAT IT HAS FULL POWER AND AUTHORITY TO ENTER INTO AND PERFORM THIS AGREEMENT, AND THAT THE PERSON SIGNING ON BEHALF OF EACH HAS BEEN PROPERLY AUTHORIZED AND EMPOWERED TO ENTER INTO THIS CONTRACT. EACH PARTY FURTHER ACKNOWLEDGES THAT IT HAS READ THIS CONTRACT, UNDERSTANDS IT, AND AGREES TO BE BOUND BY IT.

        15.7 Notices. All notices or demands required to be given pursuant to the terms of this agreement shall be given to the other party in writing, delivered by hand, or registered, certified, or overnight mail (by a reputable overnight carrier), at the addresses set forth below, or to such other address as the parties may substitute by written notice given in the manner prescribed in this paragraph.

      In the case of Licensor:

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


***** Confidential Treatment has been requested for portions of this agreement. The copy filed herewith omits information subject to the confidential treatment request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.


      Inktomi Corporation
      4100 East Third Avenue
      Foster City, CA 94404
      Attn: General Counsel

      In the case of Licensee:

      e-centives, Inc.
      6901 Rockledge Drive, 7th Floor
      Bethesda, MD  20817
      Attn: General Counsel

      Notices shall be deemed received on date delivered if delivered by hand and on the delivery date indicated on receipt if delivered by certified or registered mail.

        15.8 Governing Law. This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of California, without regard to its choice of law provisions. The parties agree to the jurisdiction of, and venue in, the state and federal courts in the State of California.

        15.9 Non-waiver. No delay or failure of either party in exercising any right hereunder, and no partial or single exercise thereof, shall be deemed to constitute a waiver of such right or any other rights hereunder. All waivers must be in writing and signed by the party to be charged. Any waiver by either party of any requirement hereunder shall be deemed to be a specific limited waiver, and shall not be deemed to be a continuing waiver nor a waiver of any other requirement hereof.

        15.10 Severability. If any term or provision of this Agreement is held to be unenforceable or in conflict with any laws, local statutes, or regulations of any kind, either by arbitration or by court of law with competent jurisdiction, then this Agreement, except for such part or parts thereof, shall continue to be in full force and effect.

        15.11 Headings. The headings of the sections included in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

        15.12 Attorneys' Fees. In the event either party brings any action for any relief, declaratory or otherwise, arising out of this contract, or on account of any breach or default hereof, the prevailing party shall be entitled to receive from the other party reasonable attorneys' fees and reasonable costs and expenses, determined by the court sitting without a jury, which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

        15.13 Counterparts. This Agreement may be signed in counter-parts, each of which taken together shall constitute the entire Agreement.

              [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

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***** Confidential Treatment has been requested for portions of this agreement.
The copy filed herewith omits information subject to the confidential treatment request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.


IN WITNESS WHEREOF, the parties hereto have caused this License Agreement to be executed by their duly authorized officer as of the day and year first above written.

LICENSOR

INKTOMI CORPORATION

By:
   ---------------------------

Name:
     -------------------------

Title:
      ------------------------


LICENSEE

E-CENTIVES, INC.

By:
   ---------------------------

Name:
     -------------------------

Title:
      ------------------------


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***** Confidential Treatment has been requested for portions of this agreement.
The copy filed herewith omits information subject to the confidential treatment request. Omissions are designated as [*****]. A complete version of this agreement has been filed separately with the Securities and Exchange Commission.


                                    EXHIBIT A


THE SEARCH SOLUTIONS SOFTWARE/IDP PROXY:

                15.13.1 SEARCH CORE AND INDEX

        A.      SEARCH V.5.3.13 AND V6 (FROM SHERLOCK BRANCH)


        *****

        B.      V.2.5.0.5 (BRASH VERSION)

        *****

THE ZETA SOFTWARE:

           FOLDER             MAPPING NAME
           NAME

           *****

THE DOCUMENTATION:

        As such exists.

IDP:

        Inktomi Data Protocol Guide v1.1



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